Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS THIRD QUARTER 2013 RESULTS, “LOCKS RATE”

AT 3.99% FOR $70 MILLION SENIOR UNSECURED NOTES AND

ANNOUNCES COMPLETION AND OPENING OF A COMBINATION

ASSISTED LIVING AND MEMORY CARE PROPERTY

WESTLAKE VILLAGE, CALIFORNIA, November 4, 2013 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announces today operating results for the quarter ended September 30, 2013.  The Company reported an increase of 14.0% in Funds from Operations (“FFO”) to $20.0 million in the quarter ended September 30, 2013, from $17.5 million in the comparable 2012 period.  FFO per diluted common share was $0.57 for the quarters ended September 30, 2013 and 2012.

Normalized FFO was $20.0 million in the third quarter of 2013 compared to $17.6 million in the third quarter of 2012.  Normalized FFO per diluted common share was $0.57 for the quarters ended September 30, 2013 and 2012.  The increase in FFO and normalized FFO was due to higher revenues resulting from acquisitions and completed property developments and a decrease in interest expense partially offset by higher weighted average shares outstanding.

Net income available to common stockholders for the quarter ended September 30, 2013 was $16.4 million or $0.47 per diluted share. For the same period in 2012, net income available to common stockholders was $11.6 million or $0.38 per diluted share. The increase in net income available to common stockholders for the quarter ended September 30, 2013 was primarily due to the gain on sale of six skilled nursing properties with a total of 230 beds and higher revenues from acquisitions and completed property developments.

As previously announced on October 1, 2013, the Company increased its monthly cash dividend on its common stock to $0.17 per share for the fourth quarter of 2013, approximately a 9.7% increase from the previous $0.155 per share. The Company declared a monthly cash dividend of $0.17 per share per month for the months of October, November and December 2013, payable on October 31, November 29 and December 31, 2013, respectively, to stockholders of record on October 23, November 21 and December 23, 2013, respectively.

The Company also announces that it locked rate on $70.0 million of senior unsecured promissory notes under its shelf agreement with Prudential Investment Management, Inc.  The notes, when issued, would bear interest at an annual fixed rate of 3.99% and mature in 8 years with interest-only payments in the first two years and annual principal amortization thereafter.  The Company expects the sale of the notes to occur on or around November 20, 2013 and to use the proceeds to pay down its unsecured revolving line of credit.

Additionally, the Company announces the completion and opening of a 77-unit combination assisted living and memory care property in Wichita, Kansas in October 2013.  The total project cost for the property was approximately $10.6 million.  The property is leased to an affiliate of Oxford Senior Living (“Oxford”) under a 10-year lease with two 5-year renewal options.  Cash rent began on November 1, 2013 at an initial cash yield of 9.25% and will increase 2.5% annually.

Wendy Simpson, LTC’s Chairman, CEO and President commented, “LTC is pleased to announce the successful completion and opening of its third development project this year.  We are excited about the addition of another new private pay seniors housing community to our portfolio and look forward to expanding our relationship with Oxford.”

Conference Call Information

The Company will conduct a conference call on Tuesday, November 5, 2013, at 8:00 a.m. Pacific Time, in order to comment on the Company’s performance and operating results for the quarter ended September 30, 2013.  The conference call is accessible by dialing 888-317-6016.  The international number is 412-317-6016.  An audio replay of the conference call will be available from November 5 through November 20, 2013.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10035985.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

About LTC

At September 30, 2013, LTC had investments in 84 skilled nursing properties, 105 assisted living properties, 9 range of care properties, two schools and six parcels of land under development.  These properties are located in 29 states.  Assisted living properties, independent living properties, memory care properties and combinations thereof are included in the assisted living property type. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$24,645	$21,908	$72,907	$63,182
Interest income from mortgage loans	1,086	1,398	3,195	4,361
Interest and other income	94	96	279	818
Total revenues	25,825	23,402	76,381	68,361

Expenses:
Interest expense	2,581	2,988	8,512	7,025
Depreciation and amortization	6,139	5,793	18,152	16,053
General and administrative expenses	2,676	2,370	8,962	7,498
Total expenses	11,396	11,151	35,626	30,576

Income from continuing operations	14,429	12,251	40,755	37,785

Discontinued operations:
Net income from discontinued operations	238	253	805	748
Gain on real estate assets, net	2,619	—	1,605	16
Net income from discontinued operations	2,857	253	2,410	764
Net income	17,286	12,504	43,165	38,549
Income allocated to non-controlling interests	—	(9)	—	(30)
Net income attributable to LTC Properties, Inc.	17,286	12,495	43,165	38,519

Income allocated to participating securities	(95)	(94)	(284)	(279)
Income allocated to preferred stockholders	(818)	(818)	(2,454)	(2,454)
Net income available to common stockholders	$16,373	$11,583	$40,427	$35,786

Basic earnings per common share:
Continuing operations	$0.39	$0.37	$1.17	$1.16
Discontinued operations	$0.08	$0.01	$0.07	$0.03
Net income available to common stockholders	$0.47	$0.38	$1.24	$1.18

Diluted earnings per common share:
Continuing operations	$0.39	$0.37	$1.16	$1.16
Discontinued operations	$0.08	$0.01	$0.07	$0.03
Net income available to common stockholders	$0.47	$0.38	$1.24	$1.18

Weighted average shares used to calculate earnings per common share:
Basic	34,553	30,253	32,625	30,219
Diluted	36,580	30,293	34,657	30,263

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”).  Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance and we believe they are helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate comparisons of operating performance between periods.  Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement.  U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease.  This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet.  At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term.  By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods.  Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders.  Investors, analysts and the Company utilize FAD as an indicator of common dividend potential.  The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.  Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

The Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO, normalized AFFO and normalized FAD do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles net income available to common stockholders to FFO available to common stockholders, normalized FFO available to common stockholders, normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income available to common stockholders	$16,373	$11,583	$40,427	$35,786
Add: Depreciation and amortization (continuing and discontinued operations)	6,202	5,925	18,469	16,461
Less: Gain on sale of real estate, net	(2,619)	—	(1,605)	(16)
FFO available to common stockholders	19,956	17,508	57,291	52,231

Add: Non-cash interest related to earn-out liabilities	36	110	256	330
Less: Non-recurring one time items	—	—	707 (1)	(347	)(2)
Normalized FFO available to common stockholders	19,992	17,618	58,254	52,214

Add (less): Non-cash rental income	(975)	(701)	(2,505)	(1,704)
Normalized adjusted FFO (AFFO)	19,017	16,917	55,749	50,510

Add: Non-cash compensation charges	542	445	1,593	1,355
Normalized funds available for distribution (FAD)	$19,559	$17,362	$57,342	$51,865

(1)         Represents the one-time severance and accelerated restricted stock vesting charges related to the retirement of the Company’s former Senior Vice President, Marketing and Strategic Planning.

(2)         Represents revenue from the Sunwest bankruptcy settlement distribution.

Basic FFO available to common stockholders per share	$0.58	$0.58	$1.76	$1.73
Diluted FFO available to common stockholders per share	$0.57	$0.57	$1.72	$1.69

Diluted FFO available to common stockholders	$20,869	$18,429	$60,029	$54,994
Weighted average shares used to calculate diluted FFO per share available to common stockholders	36,779	32,521	34,858	32,494

Basic normalized FFO available to common stockholders per share	$0.58	$0.58	$1.79	$1.73
Diluted normalized FFO available to common stockholders per share	$0.57	$0.57	$1.75	$1.69

Diluted normalized FFO available to common stockholders	$20,905	$18,539	$60,992	$54,977
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	36,779	32,521	34,858	32,494

Basic normalized AFFO per share	$0.55	$0.56	$1.71	$1.67
Diluted normalized AFFO per share	$0.54	$0.55	$1.68	$1.64

Diluted normalized AFFO	$19,930	$17,838	$58,487	$53,273
Weighted average shares used to calculate diluted normalized AFFO per share	36,779	32,521	34,858	32,494

Basic normalized FAD per share	$0.57	$0.57	$1.76	$1.72
Diluted normalized FAD per share	$0.56	$0.56	$1.72	$1.68

Diluted normalized FAD	$20,472	$18,283	$60,080	$54,628
Weighted average shares used to calculate diluted normalized FAD per share	36,779	32,521	34,858	32,494

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$76,751	$74,702
Buildings and improvements	834,345	811,867
Accumulated depreciation and amortization	(212,495)	(194,448)
Net real estate property	698,601	692,121
Properties held-for-sale, net of accumulated depreciation and amortization: 2013 — $0; 2012 — $4,100	—	9,426
Net real estate property	698,601	701,547
Mortgage loans receivable, net of allowance for doubtful accounts: 2013 — $411; 2012 — $782	40,668	39,299
Real estate investments, net	739,269	740,846
Other assets:
Cash and cash equivalents	60,338	7,191
Debt issue costs, net	2,514	3,040
Interest receivable	726	789
Straight-line rent receivable, net of allowance for doubtful accounts: 2013 — $1,541; 2012 — $1,513	29,684	26,766
Prepaid expenses and other assets	7,453	7,542
Notes receivable	1,259	3,180
Straight-line rent receivable and other assets related to properties held-for-sale, net of allowance for doubtful accounts: 2013 — $0; 2012 — $44	—	238
Total assets	$841,243	$789,592

LIABILITIES
Bank borrowings	$—	$115,500
Senior unsecured notes	185,800	185,800
Bonds payable	2,035	2,635
Accrued interest	2,076	3,279
Earn-out liabilities	—	6,744
Accrued expenses and other liabilities	15,275	12,165
Accrued expenses and other liabilities related to properties held-for-sale	33	361
Total liabilities	205,219	326,484

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2013 — 2,000; 2012 — 2,000	38,500	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2013 — 34,752; 2012 — 30,544	348	305
Capital in excess of par value	688,341	510,236
Cumulative net income	767,198	724,033
Accumulated other comprehensive income	125	152
Cumulative distributions	(858,488)	(810,125)
Total LTC Properties, Inc. stockholders’ equity	636,024	463,101

Non-controlling interests	—	7
Total equity	636,024	463,108
Total liabilities and equity	$841,243	$789,592